SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 26, 2008

TANK SPORTS, INC.
(Exact name or registrant as specified in its charter)

California	333-129910	95-4849012
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

10925 Schmidt Road
El Monte, California 91733
(Address of Principal Executive Offices, Including Zip Code)

(626) 350-4039
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

i. On June 23, 2008, the Board of Directors (the "Board") of Tank Sports, Inc. (the "Company") dismissed Kabani & Company, Inc. ("Kabani") as the Company’s independent registered public accounting firm.

ii. Kabani's reports on our financial statements for fiscal years 2006 and 2007 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to our ability to continue as a going concern.

iii. During the Company’s most recent two (2) fiscal years, as well as the subsequent interim period through May 8, 2008, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Kabani’s opinion to the subject matter of the disagreement.

iv. During the most recent audit period and the interim period through June 23, 2008 there have been no reportable events with the Company as set forth in Item 304(a)(i)(v) of Regulation S-K.

v. The Company requested that Kabani furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter is filed as an Exhibit to this Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

i. On June 23, 2008, the Board appointed United International Accountancy Corp. ("UIAC") as its new independent registered public accounting firm.  Prior to such date, the Company, did not consult with UIAC regarding (1) the application of accounting principles, (2) the type of audit opinion that might be rendered, or (3) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S- B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by The undersigned hereunto duly authorized.

TANK SPORTS, INC.

Date: June 26, 2008	By:	/s/ Jing Jing Long
Jing Jing Long
Title: Principal Executive Officer